                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                  HEC Sponsor III LLC
Address of Joint Filer:               c/o Hudson Executive Investment Corp. III
                                      570 Lexington Avenue, 35th Floor
                                      New York, New York 10022
Relationship of Joint Filer to
Issuer:                               10% Owner
Issuer Name and Ticker or Trading
Symbol:                               Hudson Executive Investment Corp. III
                                      [ HIII ]
Date of Event Requiring Statement:
Month/Day/Year):                      2/23/2021

Name of Joint Filer:                  Douglas G. Bergeron
Address of Joint Filer:               c/o Hudson Executive Investment Corp. III
                                      570 Lexington Avenue, 35th Floor
                                      New York, New York 10022
Relationship of Joint Filer to
Issuer:                               Chief Executive Officer and Director
Issuer Name and Ticker or Trading
Symbol:                               Hudson Executive Investment Corp. III
                                      [ HIII ]
Date of Event Requiring Statement:
Month/Day/Year):                      2/23/2021

Name of Joint Filer:                  Douglas L. Braunstein
Address of Joint Filer:               c/o Hudson Executive Investment Corp. III
                                      570 Lexington Avenue, 35th Floor
                                      New York, New York 10022
Relationship of Joint Filer to
Issuer:                               President, Chairman and Director
Issuer Name and Ticker or Trading
Symbol:                               Hudson Executive Investment Corp. III
                                      [ HIII ]
Date of Event Requiring Statement:
Month/Day/Year):                      2/23/2021